UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01                   Regulation FD Disclosure.

On March 27, 2017, TESARO, Inc. (the “Company”) issued a press release announcing U.S. Food and Drug Administration (“FDA”) approval of ZEJULA™ (niraparib) for the maintenance treatment of women with recurrent epithelial ovarian, fallopian tube, or primary peritoneal cancer who are in a complete or partial response to platinum-based chemotherapy.

On March 27, 2017, the Company also issued a press release announcing an expansion of its niraparib clinical development program, including its plans to initiate registration studies in the settings of metastatic ovarian, breast and lung cancers.  The press release further noted that, following a recent interim analysis of data by the independent data monitoring committee (“IDMC”) for the niraparib study in patients with breast cancer who are germline BRCA mutation carriers (the “BRAVO Study”), the Company does not believe that the BRAVO Study is likely to produce data that is interpretable and therefore suitable for registration. On March 28, 2017, the steering committee for the BRAVO Study made a final determination to cease further enrollment in the study. Treatment with niraparib may continue for patients currently being treated in the BRAVO Study until disease progression. The BRAVO Study is sponsored by the Company, but is being conducted by Breast International Group (BIG) and the European Organisation for Research and Treatment of Cancer (EORTC).  No safety concerns were noted by the IDMC with respect to niraparib.

Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, respectively.

Section 9 — Financial Statements and Exhibits

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated March 27, 2017 announcing FDA approval of ZEJULA.

99.2	Press release of the Company dated March 27, 2017 with respect to the development program for niraparib.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

	By:	/s/ Joseph L. Farmer
Joseph L. Farmer
Senior Vice President, General Counsel and Secretary

Dated: March 31, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated March 27, 2017 announcing FDA approval of ZEJULA.

99.2	Press release of the Company dated March 27, 2017 with respect to the development program for niraparib.